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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-95135) of Tellabs, Inc. of our report dated April 29, 1999 relating to the financial statements of NetCore Systems, Inc., (which financial statements are not separately presented), which report appears in the Form 8-K of Tellabs, Inc. dated November 10, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 13, 2000